UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2003

The  Newhall  Land  and  Farming  Company

( a  California  Limited  Partnership )

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 661-255-4000

Item 5.  Other Events

The Newhall Land and Farming Company issued a news release on December 29, 2003 announcing that a Notice of Appeal was filed in connection with the Kern County Superior Court ruling which discharged the preemptory writ of mandate in the Newhall Ranch lawsuit.  A copy of the news release is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)                                  Exhibits

99.1   News Release –  Newhall Land Announces Appeal of Newhall Ranch Ruling

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

	By:	Newhall Management Limited Partnership,
Managing General Partner

		By:		Newhall Management Corporation,
Managing General Partner

Date: January 2, 2004			By:	/s/ Vicki M. Stiller
Vicki M. Stiller
Controller (Principal Accounting Officer)